Exhibit 4.20

Dated 22 September 2025

SERENA MARITIME LIMITED

SALAMINIA MARITIME LIMITED

ARGO MARITIME LIMITED

TALISMAN MARITIME LIMITED

as Borrowers

and Hedge Guarantors

and

globus maritime limited

as Parent Guarantor

and

FIRST-CITIZENS BANK & TRUST COMPANY

as Facility Agent

and

FIRST-CITIZENS BANK & TRUST COMPANY

as Security Agent

SUPPLEMENTAL AGREEMENT

relating to a facility agreement dated 7 May 2021 (as amended, restated and/or supplemented from time to time)
in respect of the refinancing of, inter alia, m.vs "GALAXY GLOBE", "ORION GLOBE", "DIAMOND GLOBE" and "POWER GLOBE"

Index

Clause Page

1	Definitions and Interpretation	2
2	Conditions Precedent	3
3	Representations	4
4	Amendments to Facility Agreement and Other Finance Documents	4
5	Further Assurance	6
6	Costs and Expenses	7
7	Notices	7
8	Counterparts	7
9	Governing Law	7
10	Enforcement	7

Schedules

Schedule 1 Conditions Precedent	9

Execution

Execution Pages	10

1

THIS AGREEMENT is made on 22 September 2025

Parties

(1)	SERENA MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower ("Borrower A")
(2)	SALAMINIA MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower ("Borrower B")
(3)	ARGO MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower ("Borrower C")
(4)	TALISMAN MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower ("Borrower D" and together with Borrower A, Borrower B and Borrower C, the "Borrowers")
(5)	globus maritime limited, a corporation duly domesticated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands and whose common shares are currently listed on the "Nasdaq Capital Market" under the trading symbol "GLBS" as guarantor (the "Parent Guarantor") and as shareholder (the "Shareholder")
(6)	THE COMPANIES listed in Part A (The Hedge Guarantors) of Schedule 1 (The Parties) of the Facility Agreement as hedge guarantors (the "Hedge Guarantors")
(7)	THE FINANCIAL INSTITUTIONS listed in Part B (The Lenders and Hedge Counterparties) of Schedule 1 (The Parties) of the Facility Agreement as lenders (the "Original Lenders")
(8)	THE FINANCIAL INSTITUTIONS listed in Part B (The Lenders and Hedge Counterparties) of Schedule 1 (The Parties) of the Facility Agreement as hedge counterparties (the "Hedge Counterparties")
(9)	FIRST-CITIZENS BANK & TRUST COMPANY, as facility agent of the other Finance Parties (the "Facility Agent")
(10)	FIRST-CITIZENS BANK & TRUST COMPANY, as security agent for the Secured Parties (the "Security Agent")

Background

(A)	By the Facility Agreement, the Lenders agreed to make available to the Borrowers a facility of (originally) up to $77,250,000 of which the principal amount outstanding on the date of this Agreement is $38,360.606.
(B)	The Parties have agreed to amend the Facility Agreement as set out in this Agreement.

Operative Provisions

1	Definitions and Interpretation
1.1	Definitions

In this Agreement:

"Amended Facility Agreement" means the Facility Agreement as amended and supplemented by this Agreement.

"Effective Date" means the date on which the conditions precedents set out in paragraph 2.2 of Schedule 1 (Conditions Precedent) have been delivered to the Facility Agent and the Facility Agent confirms to the Borrowers in writing that such conditions precedents have been satisfied.

"Facility Agreement" means the facility agreement dated 7 May 2021 (as amended and restated from time to time) and made between, amongst others, (i) the Borrowers as joint and several borrowers and hedge guarantors, (ii) the Parent Guarantor, (iii) the Original Lenders, (iv) the Hedge Counterparties, (v) the Facility Agent and (vi) the Security Agent.

"Party" means a party to this Agreement.

"Mortgage Addenda" means:

(a)	in relation to Ship A, a third amendment or addendum (as the case may be) to the Mortgage over Ship A;
(b)	in relation to Ship B, a second amendment or addendum (as the case may be) to the Mortgage over Ship B; and
(c)	in relation to Ship C and Ship D, a first amendment or addendum (as the case may be) to the Mortgage over each of Ship C and Ship D respectively,

and "Mortgage Addendum" means each of them.

"Obligor" means a Borrower, the Parent Guarantor, the Shareholder or a Hedge Guarantor.

"Party" means a party to this Agreement.

"Ship" means Ship A, Ship B, Ship C or Ship D.

"Ship A" means m.v. "GALAXY GLOBE" details of which are set out opposite its name in Schedule 9 (Details of the Ships) of the Facility Agreement.

"Ship B" means m.v. "ORION GLOBE", details of which are set out opposite its name in Schedule 9 (Details of the Ships) of the Facility Agreement.

"Ship C" means m.v. "DIAMOND GLOBE", details of which are set out opposite its name in Schedule 9 (Details of the Ships) of the Facility Agreement.

"Ship D" means m.v. "POWER GLOBE", details of which are set out opposite its name in Schedule 9 (Details of the Ships) of the Facility Agreement.

2

1.2	Defined expressions

Defined expressions in the Facility Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Agreed forms of new, and supplements to, Finance Documents

References in Clause 1.1 (Definitions) to any new or supplement to a Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrowers and the Facility Agent); or
(b)	in any other form agreed in writing between the Borrowers and the Facility Agent acting with the authorisation of the Majority Lenders or, where clause 45.2 (all lender matters) of the Facility Agreement applies, all the Lenders.
1.5	Designation as a Finance Document

The Borrowers and the Facility Agent designate this Agreement as a Finance Document.

1.6	Third party rights
(a)	Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.
(b)	Subject to clause 45.3 (other exceptions) of the Facility Agreement but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.
2	Conditions Precedent
2.1	The Effective Date cannot occur unless the Facility Agent has received (or on the instructions of the Majority Lenders, waived receipt of) all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Facility Agent on or before the date of this Agreement or such later date as the Facility Agent may agree with the Borrowers.
2.2	The Facility Agent shall notify the Borrowers and the other Finance Parties promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in paragraph 2.1 above.
2.3	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph 2.2 above, the Finance Parties authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

3

3	Representations
3.1	Facility Agreement representations

Each Obligor that is a party to the Facility Agreement makes the representations and warranties set out in clause 20 (representations) of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the relevant Mortgage Addendum, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

3.2	Finance Document representations

Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addendum, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4	Amendments to Facility Agreement and Other Finance Documents
4.1	Specific amendments to the Facility Agreement

With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	references to the Finance Documents include this Agreement;
(b)	references to the Security Documents include the Mortgage Addenda;
(a)	references throughout the Facility Agreement and the other Finance Documents to "the Mortgage" and other like expressions are construed as if the same referred to the relevant Mortgage as amended and supplemented by the relevant Mortgage Addendum;
(b)	references throughout the Facility Agreement to "this Agreement", "hereunder" and other like expressions are construed as if the same referred to the Facility Agreement as amended and supplemented by this Agreement;
(c)	the following definitions set out in clause 1.1 (definitions) of the Loan Agreement are deleted and replaced as set out below in alphabetical order:

""Effective Date" means the Effective Date (as defined in the Supplemental Agreement).";

""Margin" means:

(a)	until the Effective Date, 2.70 per cent. per annum; and
(b)	at all times thereafter, 1.95 per cent. per annum.";

""Supplemental Agreement" means the supplemental agreement dated 22 September 2025 and made between, inter alios, the Borrowers and the Facility Agent;" and

4

""Termination Date" means in relation to each Tranche, 10 August 2027. "

(d)	clause 6.1 (repayment of loan) of the Facility Agreement shall be deleted and replaced as follows:

"6.1 Repayment of Loan

Save as previously repaid or prepaid, the Borrowers shall repay:

(a)       Tranche F by:

(i)	8 equal consecutive quarterly instalments, each in an amount of $ 371,212.12 (each a "Tranche F Amortising Instalment" and collectively, the "Tranche F Amortising Instalments"); and
(ii)	a balloon instalment in the amount of $890,909.12 (the "Balloon Instalment F" and together with the Tranche F Amortising Instalments, shall each be a "Repayment Instalment F" and collectively, the "Repayment Instalments F");

(b)       Tranche G by:

(i)	8 equal consecutive quarterly instalments, each in an amount of $375,000 (each a "Tranche G Amortising Instalment"); and
(ii)	a balloon instalment in the amount of $10,500,000 (the "Balloon Instalment G" and together with the Tranche G Amortising Instalments, shall each be a "Repayment Instalment G");".
(e)	Tranche H by:
(i)	8 equal consecutive quarterly instalments, each in an amount of $375,000 (each a "Tranche H Amortising Instalment"); and
(ii)	a balloon instalment in the amount of $12,750,000 (the "Balloon Instalment H" and together with the Tranche H Amortising Instalments, shall each be a "Repayment Instalment H");
(f)	Tranche I by:
(i)	8 equal consecutive quarterly instalments, each in an amount of $125,000 (each a "Tranche I Amortising Instalment" and together with Tranche F Amortising Instalments, Tranche G Amortising Instalments and Tranche H Amortising Instalments, the "Amortising Instalments" and each an "Amortising Instalment"); and
(ii)	a balloon instalment in the amount of $4,250,000 (the "Balloon Instalment I" and together with the Tranche I Amortising Instalments, shall each be a "Repayment Instalment I" and together with Repayment Instalments F, Repayment Instalments G and Repayment Instalments H, the "Repayment Instalments").

The first Amortising Instalment of each Original Tranche shall be repaid on the date falling three Months after the relevant Utilisation Date and the first Amortising

5

Instalment of Tranche G, Tranche H and Tranche I shall be repaid on the next Repayment Date in respect of the Original Tranches following the Utilisation Date of such Tranche and subsequently at three Monthly intervals thereafter with the last Amortizing Instalment of each Tranche being repayable together with the relevant Balloon Instalment of that Tranche on the Termination Date.

4.2	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents other than the Facility Agreement, shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	by construing the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement;
(b)	the definition of, and references throughout each of the Finance Documents to, a Mortgage shall be construed as if the same referred to that Mortgage as amended and supplemented by the relevant Mortgage Addendum; and
(c)	by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.
4.3	Obligor Confirmation

On the Effective Date, each Obligor:

(a)	confirms its acceptance of the amendments effected by this Agreement;
(b)	agrees that it is bound as an Obligor (as defined in the Amended Facility Agreement);
(c)	confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement; and
(d)	(if it is a Parent Guarantor or a Hedge Guarantor) confirms that its guarantee and indemnity:
(i)	continues to have full force and effect on the terms of the Amended Facility Agreement; and
(ii)	extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement.
4.4	Security confirmation

On the Effective Date, each Obligor confirms that:

(a)	any Security created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement;
6

(b)	the obligations of the relevant Obligors under the Amended Facility Agreement are included in the Secured Liabilities (as defined in the Security Documents to which it is a party);
(c)	the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents; and
(d)	to the extent that this confirmation creates a new Security, such Security shall be on the terms of the Security Documents in respect of which this confirmation is given.
4.5	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Effective Date:

(a)	in the case of the Facility Agreement as amended and supplemented pursuant to Clause 4.1 (Specific amendments to the Facility Agreement);
(b)	in the case of each Finance Document (other than the Facility Agreement) as amended and supplemented pursuant to Clause 4.2 (Amendments to Finance Documents) and such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect to, the terms of this Agreement;
(c)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document; and
(d)	except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents.
5	Further Assurance

Clause 23.24 (further assurance) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

6	Costs and Expenses

Clause 16.2 (amendment costs) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	Notices

Clause 38 (notices) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7

9	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	Enforcement
10.1	Jurisdiction
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").
(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
(c)	To the extent allowed by law, this Clause 10.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.
10.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)	irrevocably appoints Saville & Co Scrivener Notaries at 11 Old Jewry, London EC2R 8DU, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

8

Schedule 1

Conditions Precedent

9

Execution Pages

BORROWERS

EXECUTED AS A DEED	)
by Olga Lambrianidou	)	/s/ Olga Lambrianidou
duly authorised attorney-in-fact	)
SERENA MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

EXECUTED AS A DEED	)
by Olga Lambrianidou	)	/s/ Olga Lambrianidou
duly authorised attorney-in-fact	)
SALAMINIA MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

EXECUTED AS A DEED	)
by Olga Lambrianidou	)	/s/ Olga Lambrianidou
duly authorised attorney-in-fact	)
ARGO MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

EXECUTED AS A DEED	)
by Olga Lambrianidou	)	/s/ Olga Lambrianidou
duly authorised attorney-in-fact	)
TALISMAN MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

10

PARENT GUARANTOR

EXECUTED AS A DEED	)
by Olga Lambrianidou	)	/s/ Olga Lambrianidou
its Secretary	)
GLOBUS MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

HEDGE GUARANTORS

EXECUTED AS A DEED	)
by Olga Lambrianidou	)	/s/ Olga Lambrianidou
duly authorised attorney-in-fact	)
SERENA MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

EXECUTED AS A DEED	)
by Olga Lambrianidou	)	/s/ Olga Lambrianidou
duly authorised attorney-in-fact	)
SALAMINIA MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

EXECUTED AS A DEED	)
by Olga Lambrianidou	)	/s/ Olga Lambrianidou
duly authorised attorney-in-fact	)
ARGO MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

11

EXECUTED AS A DEED	)
by Olga Lambrianidou	)	/s/ Olga Lambrianidou
duly authorised attorney-in-fact	)
TALISMAN MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

SHAREHOLDER

EXECUTED AS A DEED	)
by Olga Lambrianidou	)	/s/ Olga Lambrianidou
its Secretary	)
for and on behalf of	)
GLOBUS MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

ORIGINAL LENDERS

EXECUTED AS A DEED	)
By Stavroula Giannopoulou	)	/s/ Stavroula Giannopoulou
duly authorised attorney-in-fact	)
for and on behalf of	)
FIRST-CITIZENS BANK & TRUST COMPANY	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

HEDGE COUNTERPARTIES

EXECUTED AS A DEED	)
By Stavroula Giannopoulou	)	/s/ Stavroula Giannopoulou
duly authorised attorney-in-fact	)
for and on behalf of	)
FIRST-CITIZENS BANK & TRUST COMPANY	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

12

FACILITY AGENT

EXECUTED AS A DEED	)
By Stavroula Giannopoulou	)	/s/ Stavroula Giannopoulou
duly authorised attorney-in-fact	)
for and on behalf of	)
FIRST-CITIZENS BANK & TRUST COMPANY	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

SECURITY AGENT

EXECUTED AS A DEED	)
By Stavroula Giannopoulou	)	/s/ Stavroula Giannopoulou
duly authorised attorney-in-fact	)
for and on behalf of	)
FIRST-CITIZENS BANK & TRUST COMPANY	)
in the presence of:	)

Witness' signature:	)
Witness' name: Michail Arkadis	)	/s/ Michail Arkadis
Witness' address: Watson Farley & Williams Greece	)
348 Syngrou Avenue
Kallithea 176 74
Athens - Greece

13

COUNTERSIGNED this 22nd day of September 2025 for and on behalf of the following Transaction Obligor which, by its execution hereof, confirms and acknowledges that (i) it has read and understood the terms and conditions of this Agreement, (ii) it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Facility Agreement and the other Finance Documents (each as amended, supplemented and/or restated by this Agreement) and (iii) to the extent that this confirmation creates any new Security, such Security shall be on the terms of the Finance Documents in respect of which this confirmation is given.

/s/ Ioannis Koutsoukos

Ioannis Koutsoukos

for and on behalf of

GLOBUS SHIPMANAGEMENT CORP.

as Approved Manager